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                                                                   EXHIBIT 10.12


    [LOGO] OPTICAL COATING LABORATORY, INC.

                                    KEY EMPLOYEE: (Label)


                                  KEY EMPLOYEE
                         EMPLOYMENT ASSURANCE AGREEMENT

        AGREEMENT made this 20th day of November 1999, between Optical Coating Laboratory, Inc. ("OCLI"), having its principal place of business at 2789 Northpoint Parkway, Santa Rosa, California, and the employee referenced on the label affixed above (hereinafter "Employee").

        The purpose of this Agreement is to afford Employee additional security concerning his or her employment with OCLI by providing for certain termination payments to Employee in the event that there is a Change in Control of OCLI as described in the definitions of "Change in Control" below. The provisions of this Agreement shall only be effective in the event that there is a Change in Control, and nothing in this Agreement extends or expands Employee's present rights concerning employment with OCLI in the absence of a Change in Control.

        Based upon the foregoing, and in consideration of Employee's continued employment OCLI agrees as follows:

        1. Term. This Agreement shall be effective as of the date first written above through November 20, 1999; provided, however, that if a Change in Control occurs on or before November 20, 1999, this Agreement shall remain in effect for two (2) years from the date of occurrence of the Change in Control.

        2. Termination.

               (a) Termination by OCLI or Constructive Dismissal by OCLI after a Change in Control. Except in the case of a termination for cause by Employer, if at any time within two (2) years after the occurrence of a Change in Control, either (i) OCLI terminates Employee's employment, or (ii) Employee terminates his or her employment following a Constructive Dismissal by OCLI, then


                                                                    KEY EMPLOYEE
                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                               NOVEMBER 20, 1999

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Employee shall be paid an amount equal to twelve (12) months of Employee's maximum salary in effect within twelve (12) months of termination.

               (b) Time of Payment. OCLI shall pay any amounts due to Employee upon termination of Employee's employment.

               (c) No Other Severance Payments. If Employee receives a payment under subparagraph 2(a), Employee shall not be entitled to any severance payments that might otherwise be payable to Employee.

        3. Acceleration of Unvested Stock Options. Upon a Change in Control as defined herein, all unvested outstanding stock options held by Employee shall be immediately exercisable.

        4. Certain Definitions. For purposes of this agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such person, shall be the owner, beneficial or otherwise, of more than twenty percent (20%) of the shares of Common Stock of OCLI then outstanding, but shall not include OCLI, any subsidiary of OCLI or, any employee benefit plan of OCLI or of any subsidiary of OCLI, or any person or entity organized, appointed or established by OCLI for or pursuant to the terms of any such plan.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and in effect on the date of this Agreement.

               (c) "Continuing Director" shall mean (i) any member of the Board of Directors of OCLI, while such person is a member of the Board prior to the date of this Agreement, or (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board, if such person's nomination for election or re-election to the Board is recommended or approved by a majority of the Continuing Directors.


                                                               CHANGE IN CONTROL
                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                               NOVEMBER 20, 1999

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               (d) "Constructive Dismissal by OCLI" shall occur if OCLI demotes
Employee, reduces Employee's duties, decreases Employee's benefits or compensation, or relocates Employee to a location outside of the community where Employee is employed as of the date of the Change in Control.

               (e) "Change in Control" shall mean the occurrence of any of the events described in subparagraph (i) or (ii) below:

                      (i) acquisition of more than twenty percent (20%) of the shares of Common Stock of OCLI then outstanding by an Acquiring Person, alone or together with such person's Affiliates or Associates, including any such acquisitions pursuant to a "reorganization" within the meaning of Section 181 of the California Corporations Code, and (B) the adoption by OCLI's Board of Directors of a resolution (i) disapproving the acquisition in subparagraph 10(f), or (ii) declaring operative the provisions of this Agreement pertaining to a Change in Control; or

                      (ii) The failure of a majority of the members of the Board of Directors of Employer to be Continuing Directors.

               (f) "Termination for Cause" shall mean a termination by OCLI because of a willful breach by Employee in the course of his or her employment, or in the case of his or her habitual neglect of his or her duties or continuing incapacity to perform his or her duties.

        5. Effect of OCLI's Merger, Transfer of Assets or Dissolution. This Agreement shall not be terminated by any merger or consolidation where OCLI is not the consolidated or surviving corporation, transfer of substantially all of the assets of OCLI, or voluntary or involuntary dissolution of OCLI. In the event of any such merger, consolidation or transfer of assets, the surviving corporation or the transferee of OCLI's assets shall be bound by the provisions of this Agreement, and OCLI shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this Agreement.

        6. Agreement Supersedes Any Inconsistent Prior Agreements or Understandings. The terms of this Agreement supersede any inconsistent prior promises, policies, representations, understandings, arrangements or agreements between the parties.


                                                               CHANGE IN CONTROL
                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                               NOVEMBER 20, 1999

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        7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                      OPTICAL COATING LABORATORY, INC.


                                      By
                                        ----------------------------------------
EMPLOYEE:


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Signature                           Date


Address:

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                                                               CHANGE IN CONTROL
                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                               NOVEMBER 20, 1999

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